Exhibit 5.1

Orrick, Herrington & Sutcliffe (Europe) LLP
31, avenue Pierre 1er de Serbie 75782 Paris Cedex 16 France
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orrick.com

April 1, 2022

Sequans Communications S.A.
15-55 boulevard Charles de Gaulle
92700 Colombes,
France

Re:	Registration Statement on Form F-3

Ladies and Gentlemen:

We have acted as special French counsel to Sequans Communications S.A. (the “Company”), a société anonyme incorporated in the French Republic, in connection with the issuance of 1,000,000 American Depositary Shares (“ADSs”) each representing four ordinary shares (the “Shares”) of the Company, as described in the prospectus dated November 24, 2020 (the “Prospectus”), which is part of the Company’s registration statement on Form F-3 (File No. 333-250122) (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) and its Prospectus Supplement dated March 10, 2022 (the “Prospectus Supplement”), under the Securities Act of 1933, as amended (the “Securities Act”).

We have examined instruments, documents, records and matters of law which we deemed relevant and necessary for the basis of our opinion hereinafter expressed and have relied on written statements and representations of officers and other representatives of the Company as to factual statements contained in such instruments, documents and records. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy, and completeness of the information, representations, and warranties contained in the records, documents, instruments, and certificates that we have reviewed.

Based upon the foregoing, and subject to further limitations, qualifications and assumptions set forth herein, we are of the opinion that:

(1) the Company is duly incorporated and validly existing as a separate legal entity subject to suit in its own name, in the form of a French société anonyme,

(2) the Shares are duly authorized, and

(3) the Shares represented by ADSs being sold by the Company pursuant to the Registration Statement, when issued upon receipt of the corresponding subscription price to be paid for their subscription and the depositary certificate (certificat du dépositaire) required by Article L. 225-146 of the French Commercial Code, will be validly issued, fully paid up and non-assessable and may be freely traded (librement négociables).

For the purposes of this opinion, the term “non-assessable”, which has no recognized meaning under French law, shall mean that no present or future holder of the Shares will be subject to personal liability, by reason of being such a holder, for additional payments or calls for further funds by the Company or any other person after the issuance of the Shares.

We are members of the Paris Bar and this opinion is limited to the laws of the French Republic and we do not express any opinion as to the effect of any other laws. This opinion is subject to the sovereign power of the French courts to interpret the facts and circumstances of any adjudication. This opinion is given on the basis that it is to be governed by, and construed in accordance with, the laws of the French Republic.

We consent to the filing of this opinion as an exhibit to the Report on Form 6-K and its incorporation by reference into the Registration Statement and to the use of and references to our name under the captions “Legal Matters” in the Prospectus and the Prospectus Supplement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission promulgated thereunder, nor do we thereby admit that we are “experts” within the meaning of such term as used in the Securities Act with respect to any part of the Registration Statement, including this opinion letter as an exhibit or otherwise.

Very truly yours, /s/ Orrick, Herrington & Sutcliffe (Europe) LLP ORRICK, HERRINGTON & SUTCLIFFE (EUROPE) LLP Patrick Tardivy